Exhibit 10.10

LUMBER LIQUIDATORS, INC.

2007 Equity Compensation Plan

SECTION 1. GENERAL PURPOSE OF THE PLAN: DEFINITIONS

The name of the plan is the Lumber Liquidators, Inc. 2007 Equity Compensation Plan (the “Plan”). The purpose of the Plan is to encourage and enable the employees, Non-Employee Directors and other Service Providers of Lumber Liquidators, Inc., a Massachusetts corporation (the “Company”), and its Related Companies, upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business, to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company and its Related Companies.

The following terms shall be defined as set forth below:

Act means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

Award or Awards, except where referring to a particular category of grant under the Plan, shall include Stock Options, Restricted Stock Awards, Unrestricted Stock Awards, Restricted Stock Unit Awards, Stock Appreciation Rights or any combination of the foregoing.

Award Agreement means a written agreement evidencing the Award.

Board means the Board of Directors of the Company or its successor entity.

Change in Control means, with respect to a Service Provider, the date on which the Service Recipient for which the Service Provider is providing services at the time of the event, or (if applicable) any Related Company that is a majority shareholder of such Service Recipient, or any corporation (including the Company) in a chain of corporations in which each corporation is a majority shareholder of another corporation in the chain ending with such Service Recipient (the “Affected Corporation”), experiences any of the following events:

(i) any person, including a “group” as defined below, acquires ownership of the Affected Corporation stock that, together with the Affected Corporation stock already held by such person or group, represents more than 50% or more of the total fair market value or total voting power of the then outstanding Affected Corporation stock;

(ii) any person, including a “group” as defined below, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of Affected Corporation stock possessing 30% or more or more of the total voting power of the Affected Corporation stock;

(iii) a majority of members of the Board is replaced during a twelve-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to such appointment or election; or

(iv) any person, including a “group” as defined below, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Affected Corporation having a total gross fair market value of 40% or more or more of the total gross fair market value of all of the assets of the Affected Corporation immediately prior to such acquisition or acquisitions.

With respect to (iii), the term “Board” intentionally refers to the board of directors of the Company alone and not of any Related Company. The term “Service Recipient” means the Company or any Related Company. The term “group” shall have the same meaning as in Section 13(d)(3) of the Act, modified as may be necessary to comply with the requirements of Section 1.409A-3(i)(5)(v) of the Treasury Regulations. This definition of “Change of Control” is intended to satisfy the requirements of Section 1.409A-3(i)(5) of the Treasury Regulations, the terms of which are incorporated herein by reference.

Code means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

Committee has the meaning specified in Section 2.

Date of Grant means, with respect to all Awards other than Stock Options and Stock Appreciation Rights, the date on which the Committee grants an Award. With respect to Stock Options and Stock Appreciation Rights, Date of Grant means the date on which the Committee completes the corporate action constituting an offer of stock for sale to a Participant under the terms and conditions of the Stock Option or Stock Appreciation Right.

Disability means, as to an Incentive Stock Option, a Disability within the meaning of Code section 22(e)(3). As to all other Awards, Disability means a Disability within the meaning of Code section 409A(2)(C) and applicable Treasury Regulations issued thereunder. The Committee shall determine whether a Disability exists and the determination shall be conclusive.

Exchange Act means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

Fair Market Value of the Stock on any given date means the fair market value of the Stock determined in good faith by the Committee using a reasonable application of a reasonable valuation method; provided, however, that (i) if the Stock trades on a national securities exchange, the Fair Market Value on any given date is the closing sale price on such date; (ii) if the Stock does not trade on any national securities exchange but is admitted to trading on the National Association of Securities Dealers, Inc. Automated Quotation System (“NASDAQ”), the Fair Market Value on any given date is the closing sale price as reported by NASDAQ on such date; or if no such closing sale price information is available, the average of the highest bid and lowest asked prices for the Stock reported on such date. For any date that is not a trading day, the Fair Market Value of the Stock for such date will be determined by using the closing sale price or the average of the highest bid and lowest asked prices, as appropriate, for the immediately preceding trading day. The Committee can substitute a particular time of day or other measure of closing sale price if appropriate because of changes in exchange or market procedures. Notwithstanding the foregoing, if the date for which Fair Market Value is determined is the first day when Trading prices for the Stock are reported on NASDAQ or trading on a national securities exchange, the Fair Market Value shall be the “Price to the Public” (or equivalent) set forth on the cover page for the final prospectus relating to the Company’s Initial Public Offering.

Incentive Stock Option means any Stock Option designated and qualified as an “incentive stock option” as defined in Code section 422.

Initial Public Offering means the consummation of the first fully underwritten, firm commitment public offering pursuant to an effective registration statement under the Act covering the offer and sale by the Company of its equity securities, as a result of or following which the Stock shall be publicly held.

Non-Employee Director means a member of the Board who is not an employee of the Company or any Related Company.

Non-Statutory Stock Option means any Stock Option that is not an Incentive Stock Option.

Performance Criteria means the criteria selected by the Committee to measure performance for a Plan Year from among one or more of the following: (i) pre-tax earnings, as shown in the Company’s annual report to shareholders, calculated in accordance with generally accepted accounting principles consistently applied by the Company; (ii) earnings per share, as shown in the Company’s annual report to shareholders, calculated in accordance with generally accepted accounting principles consistently applied by the Company; (iii) earnings before interest, taxes, depreciation and amortization (EBITDA) calculated in accordance with generally accepted accounting principles consistently applied by the Company; (iv) sales; (v) market share; (vi) stock price; (vii) cash flow(s) (including operating or net cash flow(s)); (viii) financial return ratios; (ix) return measures, including return or net return on assets, net assets, equity, capital or gross sales; (x) adjusted pre-tax margin; (xi) operating margins, operating profits, and/or operating expenses; (xii) dividends; (xiii) net income or net operating income; (xiv) value of assets; (xv) market penetration with respect to specific designated products or product groups and/or specific geographic areas; (xvi) aggregate product price and other product measures; (xvii) expense or cost levels; (xviii) reduction of losses, loss ratios or expense ratios; (xix) reduction in fixed costs; (xx) operating cost management; (xxi) cost of capital; (xxii) debt reduction; (xxiii) productivity improvements; (xxiv) average inventory turnover; (xxv) satisfaction of specified business expansion goals or goals relating to acquisitions or divestitures; (xxvi) advertising efficiency; (xxvii) customer satisfaction based on specified objective goals or a Company-sponsored customer survey; (xxviii) employee diversity goals or employee turnover; (xxix) supervision of litigation and information technology; and (xxx) goals relating to acquisitions or divestitures of subsidiaries or joint ventures. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, on a per share basis (either basic or diluted), as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.

Performance Goal means an objectively determinable performance goal established by the Committee with respect to a given Award that relates to one or more Performance Criteria.

Plan Year means the calendar year.

Related Company means, as to an Incentive Stock Option, any “subsidiary corporation” within the meaning of Code section 424(f) or “parent corporation” within the meaning of Code section 424(e) with respect to the Company. As to all other Awards, Related Company means any corporation or other entity in a chain of corporations or other entities in which each corporation or other entity has a controlling interest in another corporation or other entity in the chain, beginning with the corporation or other entity in which the Company has a controlling interest. For this purpose, “controlling interest” is intended to have the same meaning as in Section 1.409A-1(b)(5)(E)(1) of the Treasury Regulations.

Restricted Stock Award means Awards granted pursuant to Section 6.

Restricted Stock Unit Award means Awards granted pursuant to Section 8.

Service Provider means an employee, director, advisor, consultant or other natural person employed by or providing bona fide services to the Company or a Related Company, provided such person would satisfy the definition of “employee” as provided in Section A.1.(a)(1) of the General Instructions to Form S-8 under the Securities Act of 1933.

Stock means the Common Stock, without par value, of the Company, subject to adjustments pursuant to Section 3.

Stock Option means any option to purchase shares of Stock granted pursuant to Section 5.

Treasury Regulations mean the final, temporary or proposed regulations issued by the Treasury Department and/or Internal Revenue Service as codified in Title 26 of the United States Code of Federal Regulations.

Unrestricted Stock Award means any Award granted to pursuant to Section 7.

SECTION 2. ADMINISTRATION OF PLAN; COMMITTEE AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a) Administration of the Plan. This Plan shall be administered by the Compensation Committee of the Company’s Board of Directors (the “Committee”), as appointed from time to time by the Board of Directors. The Board of Directors, in its sole discretion, may exercise any authority of the Committee under this Plan in lieu of the Committee’s exercise thereof and in such instances references herein to the Committee shall refer to the Board. Unless otherwise provided by the Board:

(i) with respect to any Award that the Committee intends to be exempted by Rule 16b-3(d)(1) or (e) of the Exchange Act, the Committee shall consist of the Board of Directors or of two or more directors each of whom is a “non-employee director” (as such term is defined in Rule 16b-3 promulgated under the Exchange Act, as such Rule may be amended from time to time);

(ii) with respect to any Award that the Committee intends to qualify as “performance-based compensation” under Code section 162(m), the Committee shall consist of two or more directors, each of whom is an “outside director” (as such term is defined under Code section 162(m)); and

(iii) with respect to any other Award, the Committee may appoint one or more separate committees (any such committee, a “Subcommittee”) composed of one or more directors of the Company (who may but need not be members of the Committee) or to the extent permitted under Massachusetts law, officers of the Company, and may delegate to any such Subcommittee(s) the authority to grant Awards under this Plan to eligible Service Providers, to determine all terms of such Awards, and/or to administer this Plan or any aspect of it. Any action by any such Subcommittee within the scope of such delegation shall be deemed for all purposes to have been taken by the Committee.

(b) Powers of Committee. The Committee shall have the power and authority to administer the Plan, including without limitation the power and authority:

(i) to select the individual Service Providers to whom Awards may from time to time be granted;

(ii) to determine the time or times of grant, and the extent, if any, of Stock Options, Restricted Stock Awards, Unrestricted Stock Awards, Restricted Stock Unit Awards, Stock Appreciation Rights, Other Stock Awards or any combination of the foregoing, granted to any one or more grantees;

(iii) subject to the limits contained in this Plan, to determine the number of shares of Stock to be covered by any Award;

(iv) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the form of written instruments evidencing the Awards, provided that such modifications would not result in penalties imposed by Code section 409A;

(v) to accelerate at any time the exercisability or vesting of all or any portion of any Award;

(vi) to impose any limitations on Awards granted under the Plan, including limitations on transfers, repurchase provisions and the like and to exercise repurchase rights or obligations;

(vii) subject to the provisions of Section 5(e), to extend at any time the period in which Stock Options or Stock Appreciation Rights may be exercised;

(viii) to determine at any time whether, to what extent, and under what circumstances distribution or the receipt of Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the grantee and whether and to what extent the Company shall pay or credit amounts constituting interest (at rates determined by the Committee) or dividends or deemed dividends on such deferrals; and

(ix) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written agreements evidencing Awards); to make all determinations under the Plan; to decide all disputes arising in connection with the Plan and any Award (including related written agreements evidencing Awards); and to otherwise administer or supervise the administration of the Plan.

All decisions and interpretations of the Committee shall be binding on all persons, including the Company, Plan grantees and their heirs and beneficiaries.

(c) Indemnification. Neither the Board nor the Committee, nor any member of either or any delegate thereof shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Committee (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorney’s fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors’ and officers’ liability insurance coverage which may be in effect from time to time.

SECTION 3. STOCK ISSUABLE UNDER THE PLAN; MERGERS; PUBLIC OFFERINGS; SUBSTITUTION

(a) Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be four million three hundred thousand (4,300,000) shares of Common Stock, reduced by (i) any shares of Common Stock that have been issued under either the Lumber Liquidators, Inc. 2004 Stock Option and Grant Plan and the Lumber Liquidators, Inc. 2006 Equity Plan for Non-Employee Directors (collectively, the “Prior Plans”), and (ii) any shares that are subject to outstanding awards under the Prior Plans that have not been forfeited or cancelled. Such shares shall be subject to adjustment as provided in Section 3(c). For purposes of this limitation, the shares of Stock underlying any Awards under the Plan or the Prior Plans which are forfeited, canceled, reacquired by the Company, satisfied without the issuance of Stock, exchanged by a Service Provider as full or partial payment to the Company of the exercise price under a Stock Option, retained by the Company in satisfaction of a Service Provider’s obligations to pay applicable withholding taxes, covered by an Award that is settled in cash or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. Subject to such overall limitation, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however that from and after the date the Company becomes subject to the deduction limit imposed by Code section 162(m), Awards covering no more than four-hundred thousand (400,000) shares of Stock may be granted to any one individual grantee during any one Plan Year. All of the shares of Stock that may be issued under this Plan may be issued upon the exercise of Stock Options that qualify as Incentive Stock Options. No more than one million five hundred thousand (1,500,000) shares may be issued as Restricted Stock(either as a separate award or to settle Restricted Stock Units) or Unrestricted Stock, provided that any shares of Restricted Stock that are forfeited or withheld to satisfy any tax withholding requirement shall not count against this limit. Any shares covered by a Stock Appreciation Right shall be counted as used only to the extent shares are actually issued when the Stock Appreciation Right is exercised. The Committee is expressly authorized to make an Award conditioned upon the surrender for cancellation of a Stock Option granted under an existing Award, provided that, without prior shareholder approval, the Committee is expressly prohibited from repricing a Stock Option if the exercise price of the new Stock Option would be less than the exercise price of the Stock Option under the existing Award surrendered for cancellation. Reload Stock Options issued on the exercise of a Stock Option or otherwise are expressly prohibited. The shares available for issuance under the Plan maybe authorized but unissued shares of Stock or shares of Stock reacquired by the Company and held in its treasury.

(b) Upon approval of the Plan by the stockholders of the Company, (i) no further awards shall be granted under the Prior Plans and (ii) the Prior Plans shall become null and void, provided, however, that any outstanding awards made under the Prior Plans shall continue in accordance with their terms.

(c) Changes in Stock. Subject to Section 3(d) hereof, if, as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if as a result of any merger, consolidation or sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for a different number or kind of securities of the Company or any successor entity (or a parent or subsidiary thereof), the Committee shall make a proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, (ii) the number of Stock Options that can be granted to any one individual grantee, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price per share subject to each outstanding Restricted Stock Award, and (v) the exercise price and/or exchange price for each share subject to any then outstanding Stock Options under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options) as to which such Stock Options remain exercisable. Such adjustment of any outstanding Stock Option must satisfy the requirements of Treasury Regulation § 1.424-1 and Code section 409A. The adjustment by the Committee shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Committee in its discretion may make a cash payment in lieu of fractional shares.

The Committee shall also proportionately adjust the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, acquisitions or dispositions of stock or property or any other event if it is determined by the Committee that such adjustment is appropriate to avoid distortion in the operation of the Plan, provided that no such adjustment shall be made in the case of an Incentive Stock Option, without the consent of the grantee, if it would constitute a modification, extension or renewal of the Stock Option within the meaning of Code section 424(h) or in the case of any Stock Option, except as permitted by Code section 409A.

(d) Mergers and Other Sale Events. In the case of and subject to the consummation of (i) the dissolution or liquidation of the Company, (ii) the sale of all or substantially all of the assets of the company on a consolidated basis to an unrelated person or entity, (iii) a merger, reorganization or consolidation in which the Company is not the surviving corporation or in which the Company is the surviving corporation but the holders of shares of Stock receive securities of another corporation and/or other property, including cash in respect of their shares of Stock, (iv) the sale of all or a majority of the outstanding capital stock of the Company to an unrelated person or entity or (v) any other transaction in which, the owners of the Company’s outstanding voting power prior to such transaction do not own at least a majority of the outstanding voting power of the successor entity immediately upon completion of the transaction (in each case, regardless of the form thereof, a “Sale Event”), unless otherwise provided in the Award Agreement, the Plan and all outstanding Awards issued hereunder shall terminate upon the effective time of any such Sale Event, unless provision is made in connection with such transaction in the sole discretion of the parties thereto for the assumption or continuation of Awards theretofore granted (after taking into account any acceleration hereunder) by the successor entity, or the substitution of such Awards with new Awards of the successor entity or a parent or subsidiary thereof, with such adjustment as to the number and kind of shares and the per share exercise prices as such parties shall agree (after taking into account any acceleration if any, hereunder). Such adjustment of any outstanding Stock Option must satisfy the requirements of Treasury Regulation § 1.424-1 and Code section 409A. In the event of such termination, each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Committee to exercise all outstanding Stock Options held by such grantee which are then exercisable or will become exercisable as of the effective time of the Sale Event; provided, however, that the exercise of Stock Options not exercisable prior to the Sale Event shall be subject to the consummation of the Sale Event. All other terminated Awards shall be settled in cash or stock as provided the Award Agreement and subject to the consummation of the Sale Event. Notwithstanding the foregoing, the Company’s Initial Public Offering or any subsequent public offering shall not be considered a Sale Event.

(e) Substitute Awards. The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by Service Providers of another corporation in connection with a merger or consolidation of the service recipient corporation with the Company or a Related Company or the acquisition by the Company or a Related Company of property or stock of the service recipient corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances. Such substitution of any outstanding Stock Option must satisfy the requirements of Treasury Regulation § 1.424-1 and Code section 409A. Any substitute Awards granted under the Plan shall not count against the share limitation set forth in Section 3(a).

SECTION 4. ELIGIBILITY

(a) Eligible Service Providers. Eligible Service Providers will be such full or part-time officers, employees, directors, consultants and other key persons (including prospective Service Providers) of the Company and its Related Companies who are responsible for, or contribute to, the management, growth or profitability of the Company and its Related Companies as are selected from time to time by the Committee in its sole discretion.

(b) Less Than Full-Time Employment or Services. The Committee shall determine the effect, if any, on the vesting, exercisability, retention and/or forfeiture of an Award as a result of any decreased level of employment or services during any period in which a Service Provider is on an approved leave of absence or is employed or providing services on a less than full time basis, and the Committee may take into consideration any accounting consequences to the Company in making any such adjustment.

(c) Separation from Service. For purposes of this Plan, “separation from service” (and variations thereof) shall have the same meaning as under Section 1.409A-1(h) of the Treasury Regulations. To the extent consistent with the preceding sentence, for purposes of the Plan, the following events shall not be deemed a separation from service:

(i) a transfer to the employment of the Company from a Related Company or from the Company to a Related Company, or from one Related Company to another, or

(ii) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the Service Provider’s right to return to service is guaranteed either by a statute of by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.

Notwithstanding the foregoing, if a Service Provider is employed by a subsidiary of the Company and the subsidiary of the Company is subsequently sold, for purposes of the Plan, the Service Provider is deemed to have had a separation from service.

(d) No Right to Continued Service. The grant of an Award shall not obligate the Company or any Related Company to pay a Service Provider any particular amount of remuneration, to continue the employment or services of the Service Provider after the grant or to make further grants to the Service Provider at any time thereafter.

SECTION 5. STOCK OPTIONS

Any Stock Option granted under the Plan shall be pursuant to a Stock Option agreement which shall be in such form as the Committee may from time to time approve. Each Stock Option agreement shall contain provisions regarding (i) the number of shares of Stock that may be issued upon exercise of the Stock Option, (ii) the purchase price of the Stock and the means of payment for the Stock, (iii) the term of the Stock Option, (iv) such terms and conditions on the vesting and/or exercisability of a Stock Option as may be determined from time to time by the Committee, (v) restrictions on the transfer of the Stock Option and forfeiture provisions and (vi) such further terms and conditions, in each case not inconsistent with this Plan as may be determined from time to time by the Committee. Stock Option agreements need not be identical. Each Stock Option agreement shall clearly identify each Option as either an Incentive Stock Option or a Non-Statutory Stock Option. Stock Option agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to qualify, to the extent determined desirable by the Committee, with the applicable provisions of Code section 422.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Statutory Stock Options. Incentive Stock Options may be granted only to a Service Provider who is an employee on the Date of Grant. To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Statutory Stock Option. No Incentive Stock Option shall be granted under the Plan after the date which is ten years from the date the Plan is approved by the Board.

(a) Terms of Stock Options. Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

(i) Exercise Price. The exercise price per share for the Stock covered by a Stock Option shall be determined by the Committee at the time of grant but shall not be less than 100 percent of the Fair Market Value on the Date of Grant. If an employee owns or is deemed to own (by reason of the attribution rules of Code Section 424(d)) more than 10 percent of the combined voting power of all classes of stock of the Company or any Related Company and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the Date of Grant. Without prior shareholder approval, the Board is expressly prohibited from repricing a Stock Option if the exercise price of the new Stock Option would be less than the exercise price of the Stock Option under the existing Stock Option Award, including any Stock Option surrendered for cancellation.

(ii) Stock Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten years after the Date of Grant. If an employee owns or is deemed to own (by reason of the attribution rules of Code section 424(d)) more than 10 percent of the combined voting power of all classes of stock of the Company or any Related Company and an Incentive Stock Option is granted to such employee, the term of such Incentive Stock Option shall be no more than five years from the Date of Grant.

(iii) Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Committee at or after the Date of Grant. The Committee may at any time accelerate the exercisability of all or any portion of any Stock Option. No Incentive Stock Option may be exercised after the first to occur of (x) ten years from the Date of Grant, (y) three months following the date of the employee’s retirement or termination of employment with the Company all Related Companies for reasons other than Disability or death, or (z) one year following the date of the employee’s termination of employment on account of Disability or death. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(iv) Method of Exercise. Stock Options maybe exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased; provided that no partial exercise of an Option shall be for an aggregate price of less than $1,000 or such other amount as the Committee may determine from time to time. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Award Agreement or as otherwise provided by the Committee:

(A) In cash, by certified or bank check, or other instrument acceptable to the Committee in U.S. funds payable to the order of the Company in an amount equal to the purchase price of such Option shares;

(B) If permitted by the Committee, through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the optionee on the open market or are beneficially owned by the optionee and are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date; and

(C) If permitted by the Committee and applicable laws and regulations, by the optionee within the meaning of Section 13(k)(1) of the Exchange Act) delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the company cash or a check payable and acceptable to the Company to pay the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedures.

Payment instruments will be received subject to collection. No certificates for shares of Stock so purchased will be issued to optionee until the Company has completed all steps required by law to be taken in connection with the issuance and sale of the shares. The Company may place on any certificate representing Common Stock issued upon the exercise of a Stock Option any legend deemed desirable by the Company’s counsel to comply with federal or state securities laws, and the Company may require a customary written indication of the optionee’s investment intent. The delivery of certificates representing the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his or her stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Award Agreement or applicable provisions of law. In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of shares attested to.

The Committee may suspend the right to exercise a Stock Option at any time when the Committee determines that allowing the exercise and issuance of Stock would violate any federal or state securities or other laws. The Committee may provide that any time periods to exercise the Stock Option are extended during a period of suspension.

(b) Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Code section 422, the aggregate Fair Market Value (determined as of the Date of Grant) of the shares of Stock with respect to which Incentive Stock Options granted under thus Plan and any other plan of the Company or its Related Companies become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Statutory Stock Option.

(c) Non-transferability of Options. Nonstatutory Stock Options may be transferable by an optionee and exercisable by a person other than the optionee, but only to the extent specifically provided in the Award Agreement. Incentive Stock Options, by their terms, shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable, during the optionee’s lifetime, only by the optionee.

(d) Modifications Generally Prohibited.

(i) Notwithstanding anything to the contrary set forth in the Plan, no Stock Option Award or Award Agreement may be amended or modified to the extent any such amendment or modification would cause the Stock Option Award or Award Agreement to become subject to Section 409A of the Code.

(ii) Subject to subsection (iv) below, a “Modification” for purposes of subsection (i) means any change in the terms of the Stock Option (or change in the terms of the Plan or applicable Award Agreement) that may provide the holder of the Stock Option with a direct or indirect reduction in the exercise price of the Stock Option, regardless of whether the holder in fact benefits from the change in terms.

(iii) Subject to subsection (iv) below, an “Extension” for purposes of subsection (i) means (A) the provision to the holder of an additional period of time within which to exercise the Stock Option beyond the time originally prescribed, (B) the conversion or exchange of the Stock Option for a legally binding right to compensation in a future taxable year, (C) the addition of any feature for the deferral of compensation to the terms of the Stock Option, or (D) any renewal of the Stock Option that results in (A) through (C) above.

(iv) Notwithstanding subsections (ii) and (iii) above, it shall not be a Modification or an Extension, respectively, to change the terms of a Stock Option in accordance with Section 3 of the Plan, or in any of the other ways or for any of the other purposes provided in applicable Treasury Regulations or other guidance under Code section 409A as not resulting in a Modification or Extension for purposes of that section. In particular, it shall not be an Extension to extend the exercise period of a Stock Option to a date no later than the earlier of (A) the latest date upon which the Stock Option could have expired by its original terms under any circumstances or (B) the 10th anniversary of the original Date of Grant.

SECTION 6. STOCK APPRECIATION RIGHTS (SARs)

(a) General. Whenever the Committee deems it appropriate, Stock Appreciation Rights may be granted in connection with all or any part of a Stock Option to an eligible Service Provider or in a separate Award.

(b) Separate SARs. The following provisions apply to all Stock Appreciation Rights that are not granted in connection with Stock Options:

(i) Stock Appreciation Rights shall entitle the grantee, upon exercise of all or any part of the Stock Appreciation Rights, to receive in exchange from the Company an amount equal to the excess of (x) the Fair Market Value on the date of exercise of the Common Stock covered by the surrendered Stock Appreciation Right over (y) the Fair Market Value of the Common Stock on the Date of Grant of the Stock Appreciation Right. The Committee may limit the amount that the grantee will be entitled to receive upon exercise of Stock Appreciation Rights. The Committee may not revise or amend a Stock Appreciation Right to reduce the Fair Market Value of Company Stock on the Date of Grant, except as provided in Section 3(c).

(ii) A Stock Appreciation Right may only be exercised at a time when the Fair Market Value of the Common Stock covered by the Stock Appreciation Right exceeds the Fair Market Value of the Common Stock on the Date of Grant of the Stock Appreciation Right.

(c) Manner of Payment. The manner in which the Company’s obligation arising upon the exercise of a Stock Appreciation Right shall be paid shall be determined by the Committee and shall be set forth in the Award Agreement. The Award Agreement may provide for payment in Common Stock or cash, or a fixed combination of Common Stock or cash, or the Committee may reserve the right to determine the manner of payment at the time the Stock Appreciation Right is exercised. Shares of Common Stock issued upon the exercise of a Stock Appreciation Right shall be valued at their Fair Market Value on the date of exercise.

(d) Application of Stock Option Terms and Conditions. Stock Appreciation Rights shall otherwise be subject to the terms and conditions of Section 5 of the Plan applicable to Non-Statutory Stock Options.

SECTION 7. RESTRICTED STOCK AWARDS

(a) Nature of Restricted Stock Awards. A Restricted Stock Award is an Award pursuant to which the Company may, in its sole discretion, grant or sell, at such purchase price as determined by the Committee, in its sole discretion, shares of Stock subject to such restrictions and conditions as the Committee may determine at the time of grant (“Restricted Stock”), which purchase price shall be payable in cash or other form of consideration acceptable to the Committee. Conditions may be based on continuing service on the Board and/or achievement of pre-established Performance Goals. The terms and conditions of each such Restricted Stock Award shall be determined by the Committee, and set forth in an agreement. Such terms and conditions may differ among individual Awards and grantees.

(b) Rights as a Stockholder. Upon execution of the Award Agreement and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Stock and the right to receive dividends, subject to such conditions contained in the Award Agreement. Unless the Award Agreement provides otherwise, (i) dividends or other distributions paid in shares of Stock shall be subject to the same restrictions set forth in paragraph (c) as the shares of Restricted Stock with respect to which the dividends or other distributions have been paid and (ii) dividends or other distributions paid in cash shall be paid at the same time and under the same conditions as such dividends or other distributions are paid to the shareholders of record of Stock. Unless the Committee shall otherwise determine, certificates evidencing the Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in subsection (d) below of this Section, and the grantee shall be required, as a condition of the grant, to deliver to the Company a stock power endorsed in blank.

(c) Restrictions. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Agreement. If a grantee separates from service under the conditions specified in the relevant instrument relating to the Award, or upon such other event or events as may be stated in the Award Agreement, the Restricted Stock Award may be forfeited without the payment of any consideration by the Company in connection with such forfeiture, or the Company or its assigns shall have the right or shall agree, as may be specified in the Award Agreement, to repurchase some or all of the shares of Stock subject to the Award at such purchase price as set forth in such agreement.

(d) Vesting of Restricted Stock. The Committee at the time of grant shall specify in the Award Agreement the date or dates and/or the attainment of pre-established Performance Goals, objectives and other conditions on which Restricted Stock shall become vested, subject to such further rights of the Company or its assigns as may be specified in the Award Agreement. Restrictions conditioned on employment and the passage of time shall not expire less than three years from the Date of Grant of the Restricted Stock except that up to one hundred thousand (100,000) shares of Restricted Stock may be granted with a restriction of no less than one year. Restrictions conditioned on the achievement of Performance Goals or other performance conditions shall not expire less than one year from the Date of Grant. Notwithstanding the foregoing, the Committee may in its discretion, and without limitation, provide that restrictions will expire at any time (including less than one year following the Date of Grant of any Award) as a result of the Disability, death or retirement (as determined by the Committee based upon the Company’s employment policies) of the Service Provider or the occurrence of a Change in Control.

(e) Performance-Based Awards. An Award of Restricted Stock or a Restricted Stock Unit Award that is intended to qualify for the performance-based compensation exemption to the one million dollar deduction limitation in Code section 162(m) (a “Performance-Based Award”) shall be subject to the following terms:

(i) The Committee shall establish the Performance Goals for Performance-Based Awards. The Committee shall determine the extent to which any Performance Criteria shall be used and weighted in determining Performance-Based Awards. The Committee may vary the Performance Criteria, Performance Goals and weightings from Service Provider to Service Provider, Performance-Based Award to Performance-Based Award, and Plan Year to Plan Year. The Committee may increase, but not decrease, any Performance Goal during a Plan Year.

(ii) The Committee shall establish for each Performance-Based Award the amount of Restricted Stock or Restricted Stock Units that vests at specified levels of performance, based on the Performance Goal for each Performance Criteria. Any Performance-Based Award shall be made not later than 90 days after the start of the period for which the Performance-Based Award relates and shall be made prior to the completion of 25% of the period. All determinations regarding the achievement of any Performance Goals will be made by the Committee as soon as reasonable possible after the end of the performance period.

(iii) The actual amounts of Restricted Stock or Restricted Stock Units that vest under a Performance-Based Award will be calculated by applying the achievement of a Performance Criteria to the Performance Goal as established in the Performance-Based Award Agreement. All calculations of actual amounts that vest shall be made by the Committee and the Committee shall certify in writing the extent, if any, to which the Performance Goals have been met.

(iv) Nothing in this section is intended to limit the Committee’s discretion to adopt conditions with respect to any Award that is not intended to qualify as “performance-based compensation” that relate to performance measures other than the Performance Criteria. In addition, the Committee may, subject to the terms of the Plan, amend previously granted Awards in a way that disqualifies them as “performance-based compensation.”

(v) In the event that the requirements of Section 162(m) of the Code and the regulations thereunder change to permit the Committee discretion to alter the Performance Criteria without obtaining shareholder approval of such changes, the Committee shall have discretion to amend the definition of Performance Criteria without obtaining shareholder approval of such amendments.

SECTION 8. UNRESTRICTED STOCK AWARDS AND; OTHER STOCK AWARDS

(a) Grant or Sale of Unrestricted Stock. The Committee may, in its sole discretion, grant (or sell at such purchase price determined by the Committee) an Unrestricted Stock Award to any grantee, pursuant to which such grantee may receive shares of Stock free of any vesting restrictions (“Unrestricted Stock”) under the Plan. Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such individual.

(b) Elections to Receive Unrestricted Stock in Lieu of Compensation. Upon the request of a grantee and with the consent of the Committee, each such grantee may, pursuant to an advance written election delivered to the Company no later than the date specified by the Committee, receive a portion of the cash compensation otherwise due to such grantee in the form of shares of Unrestricted Stock.

(c) Other Stock-Based Award. The Committee may grant equity-based or equity-related awards not otherwise described herein in such amounts and subject to such terms and conditions as the Committee shall determine (any such Award, an “Other Stock-Based Award”). Without limiting the generality of the preceding sentence, each such Other Stock-Based Award may (i) involve the transfer of actual shares of Stock to Service Providers, either at the time of grant or thereafter, or payment in cash or otherwise of amounts based on the value of shares of Stock, (ii) be subject to performance-based and/or service-based conditions, (iii) be in the form of cash-settled stock appreciation rights, stock-settled stock appreciation rights, phantom stock, restricted stock, restricted stock units, performance shares, or share-denominated performance units (iv) be designed to comply with applicable laws of jurisdictions other than the United States, and (v) be designed to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code.

(d) Performance Based Awards. The vesting terms and conditions with respect to an Award of Restricted Stock Units may include the achievement of one or more Performance Goal(s), which shall be governed by the provisions of Section 7(e) to the extent that the award is intended to comply with the requirements of Code section 162(m).

SECTION 9. RESTRICTED STOCK UNITS

(a) Nature of Restricted Stock Unit Awards. The Committee may make grants of Restricted Stock Units to eligible Service Providers. Whenever the Committee deems it appropriate to grant Restricted Stock Units, notice shall be given to the Service Provider stating the number of Restricted Stock Units granted and the terms and conditions to which the Restricted Stock Units are subject. This notice shall be the Award Agreement between the Company and the Service Provider.

(b) Dividend Equivalents. If (and only if) expressly authorized in the applicable Award Agreement, in the event that the Company pays any cash or other dividend or makes any other distribution in respect of the Common Stock, a Service Provider will be credited with an additional number of Restricted Stock Units (including fractions thereof) determined by dividing (i) the amount of cash, or the value (as determined by the Committee) of any securities or other property, paid or distributed in respect of a share by (ii) the Fair Market Value of a share for the date of such payment or distribution, and multiplying the result of such division by (iii) the number of Restricted Stock Units that were credited to a Service Provider immediately prior to the date of the dividend or other distribution. Credits shall be made effective as of the date of the dividend or other distribution in respect of the Common Stock to the bookkeeping account to which the Service Provider’s Restricted Stock Units are credited. Dividends credited to a Service Provider shall be subject to the same restrictions as the underlying Restricted Stock Units.

(c) Vesting Conditions. The Committee shall establish as to each award of Restricted Stock Units the terms and conditions upon which the Restricted Stock Units shall vest. Vesting may be conditioned on employment and the passage of time or upon the achievement of

Performance Goals or any combination thereof. Restrictions conditioned on employment and the passage of time shall not expire less than three years from the Date of Grant of the Restricted Stock Units except that up to one hundred thousand (100,000) Restricted Stock Units may be granted with a restriction of no less than one year. Restrictions conditioned on the achievement of Performance Goals or other performance conditions shall not expire less than one year from the Date of Grant. Notwithstanding the foregoing, the Committee may in its discretion, and without limitation, provide that restrictions will expire at any time (including less than one year following the Date of Grant of any Award) as a result of the Disability, death or retirement (as determined by the Committee based upon the Company’s employment policies) of the Service Provider or the occurrence of a Change in Control.

(d) Performance-Based Awards. The vesting terms and conditions with respect to an Award of Restricted Stock Units may include the achievement of one or more Performance Goal(s), which shall be governed by the provisions of Section 7(e) to the extent that the award is intended to comply with the requirements of Code section 162(m).

(e) Method of Settlement. Restricted Stock Units may be settled in cash, Stock, or a fixed combination of Stock or cash as provided in the Award Agreement, or the Committee may reserve the right to determine the manner of payment at the time the Restricted Stock Units become payable.

(f) No Shareholder Rights. A Participant who receives Restricted Stock Units payable in Stock shall have no rights as a shareholder unless and until Stock is issued to the Participant in settlement of the Restricted Stock Units pursuant to the terms of the Award Agreement. The Stock may be issued without the payment by the Participant of any cash consideration.

(g) Nontransferability. A Participant’s interest in Restricted Stock Units may not be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered.

(h) Timing of Settlement. Unless provided otherwise in the Award Agreement, Restricted Stock Units shall be settled on or after January 1 and on or before March 15 of the Plan Year immediately following the Plan Year in which the Restricted Stock Units vest.

SECTION 10. TAX WITHHOLDING

(a) Payment by Grantee. Each grantee who is an employee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received under the Plan first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, any minimum statutory federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Related Companies shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver stock certificates to any grantee is subject to and conditioned on tax obligations being satisfied by the grantee.

(b) Payment in Stock. Subject to approval by the Committee, a grantee who is an employee may elect to have the minimum statutory required tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Stock owned by the grantee with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the minimum statutory withholding amount due.

SECTION 11. AMENDMENTS AND TERMINATION

If not sooner terminated by the Board, this Plan shall terminate at the close of business on the first business day following the tenth anniversary of the Effective Date. No Awards shall be made under the Plan after its termination. The Board may, at any time, amend or discontinue the Plan and the Committee may, at any time, amend or cancel any outstanding Award (or provide substitute Awards at the same or reduced exercise or purchase price or with no exercise or purchase price in a manner not inconsistent with the terms of the Plan), but such price, if any, must satisfy the requirements which would apply to the substitute or amended Award if it were then initially granted under this Plan for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. No change shall be made that increases the total number of shares of Stock reserved for issuance pursuant to Awards granted under the Plan (except pursuant to Section 3), materially modifies the requirements as to eligibility for participation in the Plan, or materially increases the benefits accruing to eligible Service Providers under the Plan, unless the change is authorized by the shareholders of the Company or the Committee determines that no such shareholder approval is required under any applicable law, regulation or rule of a stock exchange applicable to the Plan. Notwithstanding the foregoing, the Board may unilaterally amend the Plan and Awards as it deems appropriate to ensure compliance with Rule 16b-3 and other applicable federal or state securities laws and to meet the requirements of the Code and regulations thereunder. Except as provided in the preceding sentence, a termination or amendment of the Plan shall not, without the consent of the grantee, adversely affect a grantee’s rights under an Award previously granted to him or her. Nothing in this Section 11 shall limit the Board’s or Committee’s authority to take any action permitted pursuant to Section 3.

SECTION 12. STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 13. GENERAL PROVISIONS

(a) No Distribution; Compliance with Legal Requirements. The Committee may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Committee may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

(b) Delivery of Stock Certificates. Stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company.

(c) Other Compensation Arrangements. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases.

(d) Trading Policy Restrictions. Stock Option exercises and the grant, vesting or settlement of other Awards under the Plan shall be subject to such Company’s insider-trading policy-related restrictions, terms and conditions as may be established by the Committee, or in accordance with policies set by the Committee, from time to time.

(e) Designation of Beneficiary. Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate. Notwithstanding the foregoing, no transfer by will or the laws of descent and distribution of any Award, or the right to exercise any Award, shall be effective to bind the Company unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Award that are or would have been applicable to the Service Provider (other than conditions related to continued employment) and to be bound by the acknowledgments made by the Service Provider in connection with the grant or exercise of the Award.

SECTION 14. EFFECTIVE DATE OF PLAN

This Plan shall be effective as of August 10, 2007 (the “Effective Date”) if approved by shareholders of the Company in accordance with applicable law. Until (i) the Plan has been approved by the Company’s shareholders, and (ii) the requirements of any applicable federal or state securities laws have been met, no Restricted Stock or Unrestricted Stock shall be awarded that is not contingent on these events, no Stock Option granted shall be exercisable, and no Restricted Stock Units or Stock Appreciation Rights payable in shares of Stock shall be paid. If at any time subsequent to these events the requirements of any applicable federal or state securities laws fail to be met, no Restricted Stock or Unrestricted Stock shall be awarded, no Stock Option granted shall be exercisable, and no Restricted Stock Units or Stock Appreciation Rights payable in shares of Company Stock shall be paid, until the Committee has determined that these requirements have again been met.

SECTION 15. GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by the laws of the Commonwealth of Virginia, applied without regard to conflict of law principles. In addition, the Plan is intended to operate in compliance with the provisions of the Exchange Act Rule 16b-3 and to facilitate compliance with, and optimize the benefits from, Code section 162(m) and Code section 409A. The terms of this Plan are subject to all present and future regulations and rulings of the Secretary of the Treasury of the United States or his or her delegate relating to the qualification of Incentive Stock Options under the Code with respect to Awards intended to qualify as Incentive Stock Options. If any provision of the Plan conflicts with any such regulation or ruling, then that provision of the Plan shall be void and of no effect with respect to Awards intended to qualify as Incentive Stock Options.

SECTION 16. SEVERABILITY; ENTIRE AGREEMENT

If any of the provisions of this Plan or any Award document is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability, and the remaining provisions shall not be affected thereby; provided, that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any Award documents contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.